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Market Validation
-----------------
                   - what geography; what products & services; how to operate

                   - what questions must be answered

o Minimum risk profile

o Rapid validation of enterprise service

o Possibilities
  -------------

    1. Geography - California

    2. Market/Product & Services  - How do you satisfy these requirements?

                                    What are the opportunities - what
                                    major requirement needs
ACTION
Long-term financial contracts

    3. Who are the candidates - (prospects w/major (illegible) and/or desire to be members)

    4. What do you need to deliver?  (minimum requirements)
         a. short term
         b. study state

    5. What is the shape of this trial approach - For instance, go to top major marketers agree to do at (no) cost for ____ and then _____

    6. What is the criteria for success? What are the investment requirements? What is the exit milestone and the exit position.

                              Model
                              Trade
                              Test - Exit

ACTIONS - Open

1. Estimation of pro forma costing (reverse engineer "systems" investment) to answer questions of profitability and arrangements

      a. Define assumptions - costs of various areas, vs %, etc.

      b. Define possibilities - in terms of staging revenues, expenses, etc.

      c. Establish initial schedule events - market validations

      d. Run several commercial "trades"

2. Set out ideas via construct of market validation event

      a. Activities

3. What is required to make PSC decision?